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                                                                   EXHIBIT 10.14

                         SEVERANCE AGREEMENT AND RELEASE

      This Severance Agreement and Release ("Agreement") is between Citizens Financial Services, FSB, a federally chartered savings bank doing business in Indiana, and CFS Bancorp, Inc., an Indiana corporation (collectively, "Citizens"), and James W. Prisby ("Executive"), a resident of the State of
Indiana:

                                 I. RECITATIONS

      1.01. Executive currently serves as the Vice Chairman of the Board of Directors and President and Chief Operating Officer of Citizens, and is a Director of Citizens.

      1.02. Executive agrees to resign his employment with Citizens and his service as a Director on Citizens' Board of Directors in consideration of the payment and benefits set forth in Section IV of this Agreement.

                          II. INTENTION OF THE PARTIES

      2.01. Citizens and Executive intend and expect that Executive shall surrender and renounce all privileges and rights that derive from his employment by Citizens (including, but not limited to, the privileges and rights derived under the Employment Agreement, dated July 21, 2003, between Executive and CFS Bancorp, Inc. and the Employment Agreement, dated July 21, 2003, between Executive and Citizens Financial Services, FSB), and the separation thereof, and service as a Director of Citizens, except any and all rights Executive has pursuant to any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans (the "Plans") in which Executive participated as of the Resignation Date subject to and in accordance with the applicable provisions thereof.

                          III. AGREEMENTS OF EXECUTIVE

      3.01. RESIGNATION. Executive's employment with Citizens will terminate on August 20, 2004 (the "Resignation Date"). Effective on the Resignation Date, Executive will be relieved of all duties for and responsibilities with Citizens. Executive hereby resigns any and all officer, director and other positions with Citizens or any of its affiliates or Plans effective on the Resignation Date.

      3.02. CONSIDERATION. With the exception of Executive's accrued, but unused (if any), vacation time, the severance payment and benefits set forth in Section IV of this Agreement shall be the only payment and benefits stemming from Executive's employment with Citizens to which he shall be entitled following his resignation. Executive agrees that such payment is in addition to any other payments (if any) owed Executive by Citizens.

      3.03. NO ADMISSION OF LIABILITY. Executive agrees that the payment and benefits set forth in Section IV of this Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by Citizens. Liability for any and all claims is expressly denied by Citizens.

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      3.04. RELEASE. Executive agrees that in consideration of the payment and benefits set forth in Section IV of this Agreement, Executive hereby releases and forever discharges Citizens and its officers, directors, representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them, from all legal and equitable causes of action, that exist or have accrued as of the date of this Agreement, whether known or unknown, suspected or unsuspected including, but not limited to, all charges, complaints, claims, demands, liabilities, and obligations of any kind or nature that could be asserted against Citizens by reason of Executive's employment relationship with Citizens, or separation thereof, or by Executive's shareholder relationship with Citizens. This irrevocable and unconditional release includes, but is not limited to, claims arising pursuant to the Civil Rights Act of 1866; Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended ("ADEA"); the Older Workers Benefit Protection Act ("OWBPA"); the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act; the Indiana Wage Payment Act; the Indiana Wage Claims Act; the Indiana Civil Rights Act; any state wage and hour laws; any state contract or tort law including, but not limited to, wrongful termination, breach of contract, breach of fiduciary duty, and infliction of emotional distress; any claims for attorneys' fees; or claims for any rights to future employment, wages and benefits with Citizens other than those set forth herein. This is not a release or discharge of any of Citizens' continuing obligations set forth in this Agreement.

      3.05. NO HOSTILE ACTION. Executive agrees that he will not, without the prior written consent of Citizens:

      (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of Citizens or any subsidiary thereof, or any successor to or person in control of Citizens, or any assets of Citizens, or any subsidiary or division thereof or of any such successor or controlling person beyond Executive's beneficial ownership of shares of common stock (including stock options) of Citizens as of the Resignation Date;

      (b) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission), devote or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Citizens;

      (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any transaction or shareholder proposal involving Citizens or its securities or assets;

      (d) form, join or in any way participate in a "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) in connection with any of the foregoing; or

      (e) request Citizens to amend or waive any provision of this paragraph. Executive will promptly advise Citizens of any inquiry or proposal made to him with respect to any of the foregoing.

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      3.06. CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION.

      (a) For a period of three (3) years from the date of execution of this Agreement, Executive shall not, at any time or place, either directly or indirectly, engage in any business or activity in competition with the business affairs or interests of Citizens or be a director, officer or consultant to any bank, savings and loan association, credit union, thrift, savings bank or similar institution in the Chicago-Gary-Kenosha CMSA (as reported by the U.S. Census Bureau). For purposes of this Agreement, "Competition" is defined as activities typically engaged in by financial institutions, including, but not limited to, lending, deposit taking, and investments.

      (b) For the purposes of this Agreement, directly or indirectly engaging in a business activity in competition with the business or affairs of Citizens includes, but is not limited to, serving or acting as an owner, partner, agent, beneficiary or employee of any person, firm or corporate entity so engaged; except nothing herein contained shall be deemed to prevent or limit the right of Executive to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent Executive from investing or limit Executive's right to invest his surplus funds in real estate.

      (c) Until such time as the information is generally known in the public domain, all information relating to the business of Citizens, including, but not limited to, that business obtained or serviced by Executive and all customer listings, contact lists, expiration cards, asset reports, instruments, documents, papers and other material used in connection with such business, shall be considered confidential and proprietary information of Citizens, and shall be the exclusive property of Citizens. Executive shall keep all such information and material confidential. Executive shall return any such information in his possession as of his Resignation Date, including all copies he has made thereof. Executive represents that he has not directly or indirectly provided such information to any third parties prior to returning the information to Citizens.

      (d) Executive agrees that for a period of three (3) years following his Resignation Date, he will not:

            (i) solicit any of Citizens' current customers or clients, defined as customers or clients doing business with Citizens in the two (2) year period prior to Executive's Resignation Date, for the purpose of engaging in any activity which could be considered "Competition" as defined herein;

            (ii) divulge the names of any of Citizens' current customers or clients to any other person, corporation or entity;

            (iii) divulge to anyone, except Citizens or its representatives, any information regarding Citizens' management strategies, marketing information or goals, policies and/or other information regarding the affairs of Citizens,

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                  all of which Executive is hereby obligated to keep secret, however and whenever such information comes to his attention; and

            (iv) either directly or indirectly induce or solicit any person to leave the employ of Citizens.

      3.07. CONFIDENTIALITY OF AGREEMENT. Executive agrees that the terms of this Agreement are confidential in nature and he will not share the terms of this Agreement with anyone other than his family, accountant, lawyer or financial advisor.

      3.08. NON-DISPARAGEMENT. Executive agrees that he shall make no disparaging comments about Citizens or any of its officers or directors to any third parties following the execution of this Agreement.

      3.09. VOLUNTARY EXECUTION. Executive acknowledges and agrees that he is executing this Agreement of his own free will and is not executing this Agreement under any type of coercion or duress.

      3.10. CONSIDERATION AND WAIVER PERIOD. Executive acknowledges and agrees that Citizens has informed him that he has a period of time of not less than twenty-one (21) days within which to consider this Agreement or a reasonable facsimile thereof. Executive acknowledges that he has been advised by Citizens that, in the event he executes this document, he is entitled to revoke his waiver of rights or claims arising under the ADEA and OWBPA within seven (7) days after executing this document and that said waiver will not and does not become effective or enforceable until the seven (7) day revocation period has expired. This revocation must be in writing and personally delivered, or sent by certified mail, postmarked no later than the seventh (7th) day following the execution of this Agreement, to Thomas F. Prisby, CFS Bancorp, Inc., 707 Ridge Road, Munster, Indiana 46321.

                           IV. AGREEMENTS OF CITIZENS

      4.01. SEVERANCE PAYMENT. Following the expiration of any applicable waiting periods provided in Section 3.10 hereof (provided Executive has not made a revocation pursuant to Section 10 hereof), and in consideration of Executive's resignation and the surrender of all rights Executive may have against Citizens that stem from his employment with or service as an officer or director of Citizens, or the termination thereof, or as a shareholder of Citizens, Citizens shall pay Executive in cash or cash equivalent funds, less all withholdings required by federal, state and local law, the following amounts:

      (a) Six Hundred Thousand Dollars ($600,000.00) within ten (10) days following the date of executive of this Agreement; and

      (b) Four Hundred Thousand Dollars ($400,000.00) on January 3, 2005.

      Such payment will be in addition to amounts otherwise owed to Executive by Citizens and is in consideration for the covenants set forth in this Agreement. Any earned but unpaid portion of Executive's base salary, at his then-effective annual rate, plus any amounts accrued by

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Executive under Citizens' accrued vacation program through the Resignation Date will be paid to him on the payroll date that coincides with or immediately follows the Resignation Date.

      4.02. BENEFITS. Executive shall be entitled, following his Resignation Date, to receive such benefits as are provided under the Plans in which he participated as of his Resignation Date, subject to and in accordance with the applicable provisions thereof.

      4.03. COBRA OR RETIREE HEALTH COVERAGE. Executive is entitled, under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), to continued health insurance coverage to the same extent that he was covered on his Resignation Date. He shall be advised of those rights pursuant to a COBRA notification letter. The qualifying date for COBRA will be the same as Executive's Resignation Date. In the event Executive chooses to elect retiree health insurance coverage offered by Citizens, such coverage will be provided pursuant to the terms of that plan.

      4.04. INDEMNIFICATION. Citizens shall indemnify and hold Executive harmless from any claims, lawsuits or actions filed against him, which accrued while he was serving as an officer or Director of Citizens, pursuant to the terms and conditions of the indemnification provisions of Citizens' By-Laws and/or Articles of Incorporation or Charter as in effect on the Resignation Date. Citizens shall also indemnify and hold Executive harmless from any claims, lawsuits, or actions filed against him in his capacity as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise where Executive serves in such capacity at the request of Citizens, accruing prior to or including Executive's Resignation Date, pursuant to the terms and conditions of the indemnification provisions of Citizens' By-Laws and/or Articles of Incorporation or Charter as in effect on the Resignation Date.

      4.05. NON-DISPARAGEMENT. Citizens agrees that it, through its officers and directors, shall make no disparaging comments about Executive to any third parties following the execution of this Agreement. Executive acknowledges that Citizens does not have total control over comments made to third parties by employees in their individual capacities. However, to avoid any non-authorized comments, Executive agrees to only refer prospective employers to an officer or Director of Citizens for an employment recommendation.

      4.06. NO ADMISSION OF LIABILITY. Citizens agrees that this Agreement shall not be deemed or construed at any time for any purpose as an admission of liability or violation of any applicable law by Executive. Liability for any and all claims is expressly denied by Executive.

      4.07. AUTHORIZATION. Citizens has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder, subject to the terms and conditions hereof.

                           V. AGREEMENT OF ALL PARTIES

      5.01. FURTHER ASSURANCES. Each of the parties hereto shall do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered at any time and from time to time upon the request of any other parties hereto, all such further acts, documents, and

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instruments as may be reasonably required to effect any of the transactions contemplated by this Agreement.

      5.02. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned, without the prior consent of Executive, to a successor of Citizens (and Executive hereby consents to the assignment of the restrictive covenants under this Agreement to a purchaser of all or substantially all of the assets of Citizens or a transferee, by merger or otherwise, of all or substantially all of the businesses and assets of Citizens) and, upon Executive's death, this Agreement shall inure to the benefit of and be enforceable by Executive's executors, administrators, representatives, heirs, distributees, devisees, and legatees and all amounts payable hereunder shall be paid to such persons or the estate of Executive.

      5.03. WAIVER; AMENDMENT. No provision or obligation of this Agreement may be waived or discharged unless such waiver or discharge is agreed to in writing and signed by Citizens and Executive. The waiver by any party hereto of a breach of or noncompliance with any provision of this Agreement shall not operate or be construed as a continuing waiver or a waiver of any other or subsequent breach or noncompliance hereunder. Except as expressly provided otherwise herein, this Agreement may be amended, modified, or supplemented only by a written agreement executed by Citizens and Executive.

      5.04. HEADINGS. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction, or enforcement of this Agreement.

      5.05. SEVERABILITY. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope, or otherwise, the parties intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

      5.06. NO COUNTERPARTS. This Agreement may not be executed in counterparts.

      5.07. GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without reference to the choice of law principles or rules thereof. The parties hereto irrevocably consent to the jurisdiction and venue of the state court for the State of Indiana located in Hammond, Indiana, or the Federal District Court for the Northern District of Indiana, Hammond Division, located in Lake County, Indiana, and agree that all actions, proceedings, litigation, disputes or claims relating to or arising out of this Agreement shall be brought and tried only in such courts.

      5.08. ENTIRE AGREEMENT. This Agreement constitutes the entire and sole agreement between Citizens and Executive with respect to Executive's resignation and there are no other

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agreements or understandings either written or oral with respect thereto. The parties agree that the (i) the Employment Agreement, dated July 21, 2003, between Executive and CFS Bancorp, Inc. and (ii) the Employment Agreement, dated July 21, 2003, between Executive and Citizens Financial Services, FSB, will be terminated effective as of the Resignation Date and of no further force or effect or liability thereunder.

      5.09. CONSTRUCTION. The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Whenever in this Agreement a singular word is used, it also shall include the plural wherever required by the context and vice-versa. All reference to the masculine, feminine, or neuter genders shall include any other gender, as the context requires.

      5.10. ATTORNEYS' FEES. The prevailing party shall be entitled to reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection with any legal action to interpret or enforce any provision of this Agreement or for any breach of this Agreement.

      5.11. TAXES AND OTHER AMOUNTS. All taxes (other than Citizens' portion of employment taxes) on the payments specified in Section 4.01 hereof and all other amounts payable to Executive hereunder and under the Plans and other benefit plans and programs will be paid by Executive. Citizens will be entitled to withhold from such payments and benefits (i) applicable income, employment and other taxes required to be withheld therefrom; (ii) amounts authorized by Executive; and (iii) other required or appropriate and customary amounts.

      5.12. REVIEW AND CONSULTATION. Citizens and Executive hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it; (ii) understands the provisions and effects of this Agreement;
(iii) has consulted with such attorneys, accountants, and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement; and (iv) has executed this Agreement voluntarily. EXECUTIVE HEREBY UNDERSTANDS, ACKNOWLEDGES, AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL TO CITIZENS AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL, OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM CITIZENS OR ITS COUNSEL.

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      IN WITNESS WHEREOF, this Severance Agreement and Release is executed as of the day and year stated below.

EXECUTIVE                                   CITIZENS FINANCIAL SERVICES, FSB

/s/ James W. Prisby                         By:   /s/ Brian L. Goins
--------------------------------                --------------------------------
James W. Prisby                             Printed:  Brian L. Goins
                                                     ---------------------------
                                            Title:  Vice President - Corporate
                                                    Counsel
                                                   -----------------------------
Date:   August 20, 2004                     Date:   August 20, 2004
      --------------------------------            ------------------------------

                                            CFS BANCORP, INC.

                                            By:   /s/ Brian L. Goins
                                                --------------------------------
                                            Printed:  Brian L. Goins
                                                     ---------------------------
                                            Title:  Vice President - Corporate
                                                    Counsel
                                                   -----------------------------
                                            Date:   August 20, 2004
                                                  ------------------------------

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